Exhibit 99.5

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EDITED TRANSCRIPT

CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

EVENT DATE/TIME: APRIL 18, 2012 / 12:30PM GMT

OVERVIEW:

Co. reported that CHSI and SXC will combine together for a consideration of $4.4b in cash and stock. The transaction is anticipated to close in 2H this year.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

CORPORATE PARTICIPANTS

Mark Thierer SXC Health Solutions Corp. - Chairman of the Board, CEO

David Blair Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

Jeff Park SXC Health Solution Corp. - CFO

CONFERENCE CALL PARTICIPANTS

Larry Marsh Barclays Capital - Analyst

David MacDonald SunTrust Robinson Humphrey - Analyst

Charles Thyee Cowen and Company - Analyst

George Hill Citigroup - Analyst

Brooks O’Neil Dougherty & Company - Analyst

Michael Minchak JPMorgan Chase & Co. - Analyst

Amanda Murphy William Blair & Company - Analyst

Michael Baker Raymond James & Associates - Analyst

Andrew Schenker Morgan Stanley - Analyst

Tom Liston Versant Partners - Analyst

PRESENTATION

Editor—Portions of this transcript marked (technical difficulty) indicate audio problems. The missing text will be supplied if a replay becomes available.

Operator

Good morning, ladies and gentlemen, thank you for standing by. Welcome to the SXC and Catalyst conference call to discuss the recently announced agreement to combine SXC and Catalyst. SXC and Catalyst issued a press release as an investor presentation this morning, both of which have been filed with the SEC on Form 8-K and they’re also available on the investor information section of the Companies websites.

Before we begin, I need to read the following Safe Harbor Statement. Slides, statements or comments made on this conference call may be forward-looking statements and they include, but are not necessarily limited to, financial projections or other statements of SXC’s or Catalyst’s plans, objectives, expectations or intentions. These matters involve certain risks and uncertainties. Actual results may differ significantly from the projected or suggested in any forward-looking statements due to a variety of factors which are discussed in detail in the SXC’s and Catalyst’s filings with the Securities and Exchange Commission. Including the press release filed by each Company announcing their execution of the merger agreement. In addition, you should refer to the various informational legends included at the end of this presentation for additional information regarding the matters discussed. I would like to remind everyone that this call is being recorded on April 18 at 8.30 AM Eastern time. A replay of today’s call will be available on the SXC’s and Catalyst’s website approximately one hour after the conclusion of this call.

Now I am pleased to introduce Mark Thierer, Chairman and CEO of SXC Health Solutions.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Thank you and good morning, everyone. I’m joined today by David Blair, Chairman and CEO of Catalyst Health Solutions, and Jeff Park, Executive Vice President and Chief Financial Officer of SXC. We are absolutely delighted to be here to discuss the details of a compelling business combination we announced this morning. By joining SXC and Catalyst, two of the PBM industry’s fastest growing middle market players, we will create a $13 billion market leader in PBM services and healthcare information technology that will be very well positioned to deliver increased value to our clients, our members and our shareholders. The combination brings together two highly complementary businesses which collectively will have an increased scale and scope to better control drug costs and deliver customized solutions to payers including employers, health plans and government clients.

From a financial perspective, the combination will be highly accretive to 2013 non-GAAP earnings. We expect to generate $125 million in anticipated cost synergies from improved scale and operating expense optimization. Now because our two Companies have a long-standing technology relationship, our two organizations actually know each other very well. Many of you know that Catalyst has been a long time SXC HCIT client and this will reduce the integration risk as we combine the two Companies.

Let me touch on a few highlights of the transaction before turning it over to David to share his perspective. The transaction consideration is $4.4 billion in cash and stock, representing a 28% premium to Catalyst share price as of yesterday’s close. SXC shareholders are expected to own 65% and Catalyst shareholders are expected to own 35% of the Company on a pro forma basis. I will continue to lead the Company as chairman and CEO and I’m delighted that David will join us to help guide the Company through the integration. Jeff Park will serve as Executive Vice President and Chief Financial Officer of the combined Company.

In addition, following the close of the transaction, the SXC Board of Directors will include two current Catalyst directors. Our corporate headquarters will continue to be here in Lisle, Illinois. The transaction is subject to votes by both sets of shareholders as well as regulatory approvals and customary closing conditions. We anticipate the close will take place in the second half of this year. And with that, now let me introduce David Blair, Chairman and CEO of Catalyst Health Solutions.

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

Thank you, Mark, and good morning. First let me begin by echoing Mark’s comments regarding how excited we are to announce this combination. Clearly this is a compelling transaction from both a strategic and financial perspective. Together we will be better positioned to serve the needs of our clients through a broader range of product offerings, more effective cost management and increased investment in innovative programs and technologies. We also expect the transaction to create tremendous value to the shareholders of both Companies. Specific to Catalyst shareholders, the combination offers attractive and immediate value for their investment and with a 35% ownership stake in the combined Company, Catalyst’s shareholders will benefit meaningfully from the long-term growth and earnings potential we expect to generate.

As Mark mentioned, over the years our Companies have grown in the industry both organically and through acquisitions and we know how important a solid integration plan is to all stakeholders. Fortunately, we are long-term partners, we know each other well. And I look forward to working closely with Mark and his leadership team to ensure we meet our integration objectives together.

Finally and perhaps most importantly, I want to acknowledge Catalyst’s talented and dedicated employees, without them this transaction would not be possible. Over the last 10 years, our dedicated team has built Catalyst one client at a time to one of the nation’s leading PBMs, serving—servicing over 18 million members across the country. Thank you for your time this morning and we look forward to sharing additional news and updates on our progress as we bring these two great Companies together. And so with that, I’ll turn it back over to you Mark to discuss the transaction in more detail.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Well thank you, David, and we are looking forward to working with you and your talent team. The highly complementary nature of our two businesses in terms of our mix of services solutions and clients make this a truly compelling strategic transaction. On a combined basis, we will leverage our

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

increased scale and scope to provide best-in-class services and solutions to help a broader set of clients drive down their healthcare costs and to improve patient outcomes. We will also have the flexibility and product reach to deliver the types of customized and unbundled services our clients in the marketplace is demanding today.

Following the transaction, we will be the second largest independent PBM in the country in terms of prescription volume. And with our increased size, we will strengthen our leadership position among middle market PBMs and be very well-positioned to compete against the nation’s largest PBMs. From a solutions standpoint, the combination of SXC and Catalyst enhances our ability to meet the needs of multiple client verticals. Clearly SXC and Catalyst are both doing this today but the transactional will expand our reach in terms of larger clients to which we can provide this capability. The ability to offer a truly customized solution is an important competitive advantage as we move forward and serve a much larger addressable market.

Because there is very little client overlap across our two businesses, we are dramatically expanding the size of the market we are able to reach. As you know, both Companies have a long-standing presence in the middle market. Catalyst’s deep relationships with large employers combined with SXC’s strength in servicing technology and health plans positions us very well to serve the full range of PBM clients. Additionally, Catalyst’s strong presence in state employers will be combined with our fee-for-service state Medicaid footprint, truly differentiating us in a market as we are striving to serve all aspects of the federal, state plans including Medicare part D, managed Medicaid, Medicaid fee-for-service and state employee populations. In addition, our niche segments such as TPAs, workers compensation, Hospice and long-term care provide us the broadest range of clients of any competitor in the PBM industry today.

By combining our specialty and mail order services, we will be able to bring a more valuable solution to our clients as we help them utilize the most cost effective distribution channels. Our flexible models are centered around client choice and how they want to best manage their costs. We offer clients a pathway to control, beginning with our core technology all the way through the full-service PBM. We also give our members a choice of where they want to fill their prescriptions, whether through an open retail network, mail order or specialty pharmacy. The combination of our unique value proposition and expanded client reach create significant potential for revenue growth for our businesses going forward.

Now it goes without saying that the PBM market has undergone significant change as clients sharpen their focus on managing healthcare costs. With a greater premium placed on flexibility, the meteoric [growth] in the specialty pharmacy space and a rapidly changing health industry landscape, we are seeing significant growth opportunities with clients seeking a more flexible and innovative PBM offering to meet their needs. By combining our two businesses, we enhance our ability to capitalize on these opportunities and to capitalize on them from now. And with that, let me now turn it over to Jeff Park, our CFO, to provide some additional details on the financial metrics in this transaction.

Jeff Park - SXC Health Solution Corp. - CFO

Thank you, Mark. This is a very exciting transaction for both our shareholders. The combined Company will be approximately double our current size bringing us close to $13 billion in annual drug spend. Looking at 2011 audited results for both Companies, the combined organizations would have reported $10 billion in revenues and generated approximately $200 million in cash from operations. Both organizations have grown rapidly, and although we expect the transaction to be dilutive to GAAP EPS in the first 12 months post close, due to an estimated $200 million in deal amortization annually, we expect this to be highly accretive to adjusted EPS, excluding deal amortization and costs in the first full year post close on a non-GAAP basis.

The scale and operating leverage of the combined organization will help us generate an estimated $125 million in annualized synergies. These synergies will be created through efficiencies in our organizations as well as improved leverage. Our ability to organize our mail order and specialty pharmacy operations will create value to our clients, our prospects and our members. We expect the synergies to be achieved in 18 to 24 months following the close of the transaction, which we expect early in the second half of 2012. As we are forecasting $40 million to $45 million in transition cost to achieve the outlined annual synergies over that same period of time. We look forward to providing you more clarity on the timing when the transaction is closer to being completed.

The mix of consideration is 65% stock, 35% cash allows for both Catalyst and SXC shareholders to meaningfully participate in the synergies of the combined organization as well as ensure the Company is optimally utilizing debt. SXC’s stand-alone EBITDA guidance 2012, which is $248 million

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

to $255 million, and then adding in Catalyst and synergies as well as strong cash flow generation, we expect to pay the debt down quickly if we so choose. We are very pleased to have this deal fully underwritten and we estimate that the $1.7 billion in debt will carry approximately $70 million in annual interest expense in the first year. Importantly, we will continue to have the flexibility to prudently deploy capital in pursuit of our strategy to invest in growth initiatives while repaying our debt. With that, I’ll turn back to Mark for some concluding remarks.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Thank you, Jeff. Before we open it up to your—for your questions, let me just conclude by saying that this is truly an ideal partnership. The combined Company will be uniquely positioned to drive value to clients and members, which in turn will drive shareholder value. SXC and Catalyst are two fast growing very complementary PBMs that enjoyed a strong working relationship for years and now have the opportunity to expand that relationship. Our shared vision and complementary mix of tools, services and capabilities fit hand in glove together and it’ll enable us to create a truly differentiated competitor in our marketplace. Now with that, we would love to take your questions. Operator?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Larry Marsh with Barclays.

Larry Marsh - Barclays Capital - Analyst

Thanks and good morning. So in my mind this is a day I had on my calendar for a while from now. But Mark no one has ever accused you of your team of not being proactive. So congratulations to you and congratulations you David and your group as well. So my question is really the following, given all the talk about the disruption with Express Medco and their selling season, can—Mark can you elaborate on the rationale for combining now especially when both SXC and Catalyst are having great success of their own? And I have a quick follow-up question. Thanks.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Yes Larry and I appreciate the question. First of all, there is a tremendous amount going on in this industry as you well know with this large merger of the two largest competitors combined with some disruption with some public disputes. And so there is no doubt there are a lot of moving parts. But the fact of the matter is Catalyst and SXC have been competing in the middle market for years and we’ve been business partners for years. And so the combination right now we think is perfect timing to capitalize on all of the moving parts in this industry. And so when we think about the selling season and our opportunities to compete, we think that they’ve been increased substantially and we expect to benefit from that.

Larry Marsh - Barclays Capital - Analyst

Okay. And then finally, to follow up with that, I would assume this transaction doesn’t trigger any change in terms with any of your larger contracts such as HealthSpring. And I know you said that that initially extends through 2013 perhaps through 2015, can you confirm that that’s the case for any larger contracts? And around that I know Cigna has said they are looking at options, I assume that’s still well premature to speculate on what happens there, any comment on where that stands if any, any update?

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Yes, Larry. I mean we’re not going to get too specific about any single client. We’ve talked at length about our relationship with HealthSpring, Bravo and now Cigna, that is a very strategic relationship for us and one that is going well. Obviously they’re fully live with all of our HealthSpring Bravo capabilities and we’re working closely with Cigna leadership. So we feel good about our status there. And I’ll let Jeff comment on any other client related issues.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Jeff Park - SXC Health Solution Corp. - CFO

Sure, Mark. Just to add a little to that, most of the clients, obviously client contracts are one thing, but client relationships are built on just that relationships. It’s important to understand that we have relationships, David and Rick and their team have built great relationships with their accounts, one of the core assets of both of our businesses. And we really think the combination of the two Companies will enable us to take full advantage of both of our relationships in these marketplaces and ensure that these clients have an opportunity that they will not only not see any negative impact on service, but they’d be able to enjoy the same or even better access to more services. And it’s important that—to know we’re really looking forward to getting out and communicating with more of the clients post this announcement.

Larry Marsh - Barclays Capital - Analyst

Great. And finally, I know both Mark you and David have talked about the importance of retail choice in the marketplace and how that could benefit the client in this time of change. Can you comment about how you see the combined Companies providing access to networks and do you anticipate getting much in the way of cost savings as you use your incremental buying scale to negotiate better retail pricing?

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Yes, Larry thanks. I will because I do think there is a sea change going on in the industry. I think that there’s a reordering in terms of how pharmaceuticals are delivered in this industry. And I think that the retail channel is a critically important piece of the service model. And if you think about the high touch nature of the retail chain distribution network, it’s an important component. And still, in and around 80% of the pills that get filled go through a store. So our strategy is to make certain we’re aligned with retail pharmacy in a constructive way and employing all that they have to offer. And doing it on a cost competitive basis so that the payers, the employers health plans, plan sponsors, benefit both from the lower prices as well as the higher level of care. Now, I’ll just add to the fact that mail order is strategic, specialty is highly strategic, but our view is the choice in terms of drug distribution is a very important driver. And that’s how we go to market, we allow clients to call the plays on how they want to build their benefit to deliver the best value to their members.

Larry Marsh - Barclays Capital - Analyst

Okay, I’ll stop there. Congrats again.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Thanks.

Operator

David MacDonald with SunTrust.

David MacDonald - SunTrust Robinson Humphrey - Analyst

Hello, good morning, guys. Just a couple of questions. One, mark can you talk a little bit about specialty and the opportunities Catalyst—it’s an area where I think there were looking to add and you guys obviously have that capability. Can you give us some sense or frame the size of the opportunity there? And then I just had one quick follow up.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Jeff Park - SXC Health Solution Corp. - CFO

David this is Jeff. As you’d expect specialty is a great opportunity as Mark was just outlining. It’s very exciting for us. Our footprint has certainly been growing in specialty. We’ve—we’re really really proud of what our team has been able to establish. Specialty is an area where clients are really looking for clinical and cost savings to help them manage their members better. And as you outlined, Catalyst has been vocal at looking at how they could establish and build more inside their specialty operations and how they can service their clients better. That’s one of the real value propositions of this merger. We haven’t broken out—they haven’t broken out the size of specialty inside the operations of their businesses et cetera, but as you know specialty represents about 15% of the total drug spend in the US.

David MacDonald - SunTrust Robinson Humphrey - Analyst

Okay so when we think about the amount that’s kind of the size of the opportunity, that 15% is probably a pretty decent number to think about?

Jeff Park - SXC Health Solution Corp. - CFO

Is the right average across the industry that’s for sure Dave.

David MacDonald - SunTrust Robinson Humphrey - Analyst

Okay. And then you guys mentioned in the release just an intention to maintain and expand the center of excellence strategy. Can you just give us a little bit more detail there in terms of what you’re thinking there and what opportunities that could create?

Jeff Park - SXC Health Solution Corp. - CFO

Yes I’ll kick it off and then ask David to add in terms of the value he has created over the years with this model. But if you step back and think about what is it that Catalyst really did well, they built a business that I think if you were to do a channel check you’d find the client satisfaction, client retention and the overall service that they provide to their clients is best of breed. I mean that’s the reputation this company has. And so I think from our chair, the center of excellence model has been really an important part of it. And I’ll let David offer his thoughts and kind of the value has created.

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

So that’s absolutely right. And Mark I think when you said we allow the clients to call the plays, I think we both share that vision. And historically Catalyst has taken the approach of differentiated or customized services, so within our centers of excellence as you folks know, we - the scope of service might vary dramatically. And I believe SXC’s taken that same approach from a technology perspective with their industry-leading PBM tools and technology. So in that respect we very much share the same vision and we want to build upon that.

David MacDonald - SunTrust Robinson Humphrey - Analyst

Okay and then guys I’m sorry, one last follow up. Mark can you just talk about the advantage of some of the state accounts that Catalyst has coming on and frankly the hunting license that should provide in terms of across sell of potentially Medicaid PBM in coordination of benefits business?

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Yes, Dave, and I appreciate the question. We see—if you step back and evaluate the number of states that Catalyst services today on the funded employee retirement side and pension funds and whatnot, it’s a pretty substantial footprint. Any then you overlay our fee-for-service Medicaid footprint, and then you kind of superimpose on that what’s going on in each state on an individual basis. You could envision a time when states are forced through exchanges to get very creative about managing the state spend overall. And it’s our view that there’ll be a coming together, maybe not in every state, but where they’re going to come— bring these services together, we’re going to be very well positioned to have high-level discussions with numerous states for now what could be a combined offering. Let me just add one of the concept, and that is, you know that we’ve sort of broken out as a first mover in terms of offering specialty pharmacy to the fee-for-service Medicaid space and that’s a strategy that we plan to continue to employ as well as pull into the Catalyst book of business on their state footprint.

David MacDonald - SunTrust Robinson Humphrey - Analyst

Okay, thank you, guys.

Operator

Charles Rhyee with Cowen and Company.

Charles Thyee - Cowen and Company - Analyst

Yes, thanks. I just wanted to get maybe to Larry’s question and ask it a little bit differently, I mean I think this combination of these two Companies, a lot of investors have talked about how it made a lot of sense. So maybe asking a different way, maybe why did it perhaps take as long as it did maybe for the two Companies to come together? And can you talk about it in the context, and I think you kind of alluded to it a little bit, Mark, is in the shadow of Express merging with Medco, how is the landscape changed around you and was that a big factor in the decision to do it now? And maybe if you could just also give us a little bit more details on when discussions started, maybe who approached whom and if you can give us a sense of that, that’d be great.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Okay, Charles. Well kind of back to the question of what have we been doing and why this take so long? The one thing that both Companies have been doing if you were to do a timeline over time, is we’ve been very focused on growing this business, and both businesses, faster than the market year over year growing aggressively by selling and by making acquisitions. So since Jeff and I plugged in here we’ve done a half dozen deals. David has done more deals than that over his 10 years as a CEO at Catalyst. And both Companies have created serious shareholder wealth. So I think that that’s what we’ve been doing.

Now in terms of timing, the ESI Medco deal had nothing to do with our decision on when to best put these businesses together. The market is asking for different things. And the combination of these two Companies puts us in position A to answer many of the sophisticated and larger buyers are looking at coming at this with a different solution. And that is what we’re doing. We’re coming to the largest buyers in the market with a different solution to save money in their prescription drug plan. And by putting the business together today, we just think the timing is perfect to take advantage of a lot of the moving parts that are out there.

Charles Thyee - Cowen and Company - Analyst

That’s helpful. And maybe a question, Jeff, you talked about getting to the run rate of synergies in the 18 to 24 months, can you talk about sort of the pace that we should expect the synergies to be captured? Should we think about it as more of a ratable run rate that we’re going to get at in 18, 24 months, or could it be—the bulk of it pushed out into the back part of the timeline as you think about it?

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Jeff Park - SXC Health Solution Corp. - CFO

Sure, Charles. So if you think first of all, we’re effectively doubling our revenue. And this scale allows for increased leverage across our business as well as operating efficiencies inside the businesses. As we look really for the best ways to find the complementary fit between our two organizations. When you think about timing and how they can be achieved, obviously we have our integration plans that are going to be set—have been set off and will be really executed post the announcement clearly. But from our planning perspective, you should expect to see some of these synergies achieved quickly. 20% to 25% perhaps in the first six months and then you look to see more of those achieved 80% to 90% over the next 18 months would really probably be a good way to think about it.

Charles Thyee - Cowen and Company - Analyst

Okay, that’s really helpful. And can you give us a sense of the split in the synergies, cost synergies versus purchasing synergies?

Jeff Park - SXC Health Solution Corp. - CFO

No, not at this time.

Charles Thyee - Cowen and Company - Analyst

Okay, but does it include both?

Jeff Park - SXC Health Solution Corp. - CFO

Yes.

Charles Thyee - Cowen and Company - Analyst

Okay great. Thanks a lot and I’ll hop off, congrats.

Jeff Park - SXC Health Solution Corp. - CFO

Thanks, Charles.

Operator

George Hill with Citigroup.

George Hill - Citigroup - Analyst

Hello, good morning, guys. Congrats and thanks for taking the questions and I guess both Mark and David this is one question you won’t have to hear from us anymore around when you guys get this deal done. One of the—I guess just a couple of I dotting and T crossing questions at this point. I guess I would ask what has changed with respect to the space market and kind of what drove—what has changed in the industry if you can be specific that kind of drove the two of you getting together—And what does this merger change going forward in the industry and both for the Companies?

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Yes, George, I appreciate the question because I’ve been doing this a long time and so has the leadership team on both sides of the fence here. What’s changed in this business is that there’s been a maturing of the PBM model. And in some ways it’s become a little long in the tooth relative to the service model being very mail order centric and really wrapped around kind of a huge pharmacy footprint. What’s happening is you’ve got very large buyers evaluating the model and asking themselves is there a better way? Is there a better way to drive choice, access and are my members getting the best interaction and are my outcomes the best?

And so it’s our view that coming to the marketplace and inverting the traditional model, affectively unbundling the way sophisticated buyers by the service, whether that’s through the service model that David’s team deployed on a customized basis or whether that’s through using that picks and shovels that we’ve developed to created an unbundled and customized service offering for our health plan. We think that that in and of itself will set us apart as a competitor. And that will be our go to market strategy. So that’s what has changed. And that’s why I think the timing is perfect because the traditional model just got bigger and not everybody is going to pick it. And not everybody is going to take it.

George Hill - Citigroup - Analyst

Okay. And I guess as we think about this selling season, it sounds like you’re not concerned at all about what I’ll call a penalty box effect of the merger going into the selling season?

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

George, I’m not. Candidly, will this put a few decisions on ice for us? I suppose it could, we’ve already posted some nice wins. And obviously David’s team with Rick Bates and the sales organization have posted some serious wins. And so we’re in a pretty good place. And do I think that now the pipeline will shut down and we won’t win any? Absolutely not. We will have to talk about the conversion process, which I think is going to be something we can address in a little more detail if you’re interested. But the fact of the matter is we will be selling and we will not skip a beat. We won’t be the only ones talking about integration.

George Hill - Citigroup - Analyst

Right, exactly. Jeff, two real quick ones for you. By how you talked about the interest expense, am I thinking about cost of debt right in the 5% range?

Jeff Park - SXC Health Solution Corp. - CFO

It should be a less than that, George.

George Hill - Citigroup - Analyst

Okay. And then probably very early to ask this question, but you said Jeff, you could use cash flow to pay down debt if you so choose. Given where interest rates are and what you’re going to pay on this debt, that wouldn’t seem to necessarily be a high priority. Given that there’s still a lot of consolidation opportunity in the space, how quickly after the close of this deal should we think of SXC being in the market again?

Jeff Park - SXC Health Solution Corp. - CFO

Well, let us enjoy the day, George. (Laughter) Certainly we’re going to be focused on this transaction. And we’ve got a great opportunity from the integration perspective with the two teams to be able to really put a great plan and integrate as you come to expect both of our organizations to do, and that’s really the principal focus. There continues to be a lot of opportunities in the marketplace. As you know we’ve been active and—but our job, first job is this acquisition and merger.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

And George I’ll just finish by saying we obviously structured this from a capital structure standpoint with forethought. And that is we have a lot of gunpowder. And there still is a lot of running room in this industry. And so, we thought about that when we talked about the best structure with David and his team.

George Hill - Citigroup - Analyst

Okay thanks, guys, I appreciate the comments.

Operator

Brooks O’Neil with Dougherty Company.

Brooks O’Neil - Dougherty & Company - Analyst

Good morning and congratulations to you all, I think it’s a great deal.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Thanks, Brooks.

Brooks O’Neil - Dougherty & Company - Analyst

Yes, so I guess one question I have is could David just talk a little bit about the state of integration? Obviously our sense is that FutureScripts is fairly a completely integratably spaced on the plans they had, but I’m curious where they’re at from an IT perspective in particular. And then maybe just give us an update on the Walgreens health initiatives integration and status. And then maybe you could—one of you could just talk a little bit about sort of IT integration as it goes forward, what steps you think you need to take to kind of get the Company on the platform that’s best suited to run the business going forward?

Jeff Park - SXC Health Solution Corp. - CFO

Right, so obviously I’ll take the first part of your question then I’ll let Mark handle the IT integration. So you’re right, so FutureScripts’ fully integrated, achieving all of the financial objectives that we had set out. WHI is well on track both from a timing perspective and a certainty of reaching the financial targets that we had shared with investors. Then of course we have our investor call in a couple weeks. And so we’ll give everybody a little bit more detail about the nuances of that. But suffice it to say, both of those integrations are either complete or well on their way to being complete.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Yes, Brooks and to your second half of your question regarding integration and the IT platform, I mean you know this, you’ve been following our story. This is a central thesis to why this makes a tremendous amount of sense. Obviously David’s team and the catalyst engine has been running on our operating platform for a long time. And we now after having done six deals have a track record on building out a core competency on getting integration work done and putting points on the board in terms of generating synergies. So we do have a template and this work has already begun on our side in terms of laying out a one, 30,60, 90 and 360 degree day plan.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Now on the technology part itself, obviously David and the Catalyst team have some amount of integration work on Walgreens yet to go from a technology standpoint. And what you may not know is keep in mind those were—that was our technology platform. And for the other integration work, we’ve been a service provider to Catalyst for years, and so we’ve been working on integration plans and conversion plans with them. This isn’t going to be a new drill. And so it’ already underway and this is why we’ve laid out the timeframe that we have and the expected synergies. I actually think that we will be successful in driving this conversion process.

Brooks O’Neil - Dougherty & Company - Analyst

Absolutely. That’s great and very helpful. Could you just talk a little bit about the relationship with Walgreens? Obviously Catalyst had a fairly significant relationship with Walgreens enhanced by the transaction, how would you envision the relationship going forward?

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Yes, Brooks, well keep in mind David’s organization and Catalyst one, the bidding process to acquire a Walgreens. And as you might expect, that was something we were interested in as well. And so Walgreens we had had just about a 10-year relationship with them from the service provider standpoint. And we’ve had a very strong network relationship on our side, the SXC side for years. And so if you’re a PBM and you look at your pharmacy chain distribution, it could vary, but 18% to 20% of all your prescriptions are running through Walgreens. And if you look at the client satisfaction stores and the service they deliver, it’s outstanding. And they are one of the best operators in this industry. My view is, if you don’t have Walgreens in a network, you don’t have a competitive network.

And so our relationship with Walgreens is very strong, as it is with the balance of the retail network. And so we strive for good working relationships and good contract relationships with CVS, with Rite Aid and with all the food in mass merchandises as well as the independence. Network is important and I think access and flexibility is important. And I also think choice and driving members into the stores when they want to be in the stores is important. So hopefully that helps you understand a little bit more on our perspective on Walgreens.

Brooks O’Neil - Dougherty & Company - Analyst

Sure that’s great. And then just one last question, if I’m reading the press release correctly, it looks like a fixed number of SXC shares for each Catalyst share. So if I’m understanding it correctly, as SXC’s share price goes up, the value of the transaction to Catalyst shareholders will go up as well, is that right?

Jeff Park - SXC Health Solution Corp. - CFO

Brooks, this is Jeff. That’s right, it’s a fixed exchange ratio. So what you said is correct.

Brooks O’Neil - Dougherty & Company - Analyst

Okay, great. Again congratulations I’m real excited for you guys.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Thanks, Brooks.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Operator

Michael Minchak with JPMorgan.

Michael Minchak - JPMorgan Chase & Co. - Analyst

Thanks and good morning. I just wanted to first offer my congratulations on the deal. And then just in terms of questions, going back once more to the retention theme which is the key concern around any deal. Given the disruption that’s already occurring in the market place, I think that should be something that would help with your retention rates over the course of the integration, so I was just wondering first if you can comment on whether Catalyst, the larger contracts have change control provisions that allow them to put the business out to bid before the [scheduled MD]?

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

Sure this is David. So we’re not going to comment on individual client contracts. But I can assure you that we will maintain the same high level of annual client retention rate that we have always achieved.

Michael Minchak - JPMorgan Chase & Co. - Analyst

Okay, great. And then just with—I’m sorry go ahead.

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

You can ask your second question, no problem.

Michael Minchak - JPMorgan Chase & Co. - Analyst

Okay, yes I was just going to say with respect to mail, Catalyst had been pursuing a strategy that incorporated their existing facility as well as Walgreens as a preferred provider. SXC obviously has it’s own operation as well, how do you start to think about your mail footprint in terms of capacity and do you see an opportunity to drive the Catalyst business over to the internal mail operations over time?

Jeff Park - SXC Health Solution Corp. - CFO

This is Jeff, Michael. Just to give you some perspective on our mail footprint. As you mentioned, we each have a good-sized mail footprint with our acquisition, SXC’s acquisition last year of PTRX, we increased our mail capacity as well. We do think it’s important to be able to have a competitive and compelling mail solution for our clients. But as Mark was outlining, clients are really driving their own agenda. They don’t want the PBM to dictate whether it’s mail or retail, they want to be able to make that choice themselves. The 90-day retail has been a growing piece in both of our books of business and we look forward to seeing that trend grow and having mail as the right additive solution into our offering.

Michael Minchak - JPMorgan Chase & Co. - Analyst

Great, thanks for the comments.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Operator

Amanda Murphy with William Blair.

Amanda Murphy - William Blair & Company - Analyst

Thanks good morning. I just had a question, actually a follow up on some of the prior questions on the selling season. Just curious if you can talk Mark and David to how the selling season’s are going for you guys independently? I’m assuming you’ll stay as competing independently for now not competing against each other obviously. But— and then also if you guys can talk a little more about the ways that you’re looking to mitigate some of the risk around the combination from a selling season standpoint? Just a little bit more clarity there would be helpful, thanks.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Sure Amanda, this is Mark, and I’ll take a swing at our perspective and then turn it over to David for his. If you go back and listen to our last call, we talked about having a new business pipeline, an RFP pipeline that was in order of magnitude larger than what we’ve seen year to date last year. And that is a byproduct of I think three things. One, the dislocation at the high end with the ESI Medco merger. Two, the public dispute that exists between ESI and Walgreens. And three, in our case, the fact that we’ve just really scaled this business up and we are on the radar for every meaningful consultant in every meaningful opportunity. So we were going to get more looks on our own. I think those three things taken together have created a scenario here where we’re over sold in the bids group and we’re busy.

And so obviously we have to finish. We’ve posted some wins from that activity already this year and we’re just right in the kind of the early phases of the selling season. If you look at the schedule, there’s a scenario that this deal could be closed well in advance of decision making for next year’s employer plans. And so hope that helps a little from our perspective, and I’ll ask David to share his at Catalyst.

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

Yes, so Amanda, you’ll recall on our last call, we described our sales pipeline as 8 million lives as compared to 5.5 million lives the year before. We’ve seen a tick up of 30% more RPs in-house that we’re responding to, 50% more. Those trends continue. And you’re absolutely right, we’re going to compete aggressively for new business as a standalone Company until this transaction closes, and we certainly expect to pick up our fair share of business.

And I think when you think about perspective clients, what’s unique about this strategic combination, not only do we share a similar vision, how do we go to market, again allowing customers choice, customized solutions, but we also share the same platform. So I think that’ll make the decisions for prospective clients a little bit easier.

Amanda Murphy - William Blair & Company - Analyst

Okay that’s helpful. And then just also curious if you think about the accretion targets that you’ve laid out, how are you thinking about potential attrition over the next couple of selling season’s into that accretion number?

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

Sure. We’ve had very—both organizations have enjoyed very strong client retention as you know last year we posted a 99% client retention rate. We continue to expect to maintain great client relationships as Mark was outlining earlier. Part of the Catalyst model with the centers of excellence is to put the services and the members support closer to the clients, embedded in the clients. And that’s certainly been a winning combination for them. So we’re not modeling or expecting anything but a successful, continued successful client retention strategies as we’ve enjoyed and into the future.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Amanda Murphy - William Blair & Company - Analyst

Got it. Okay and then just last one, I’m curious from a pricing standpoint what you’re seeing at this point? I know the Express Medco deal just closed but I thought it was interesting what the FTC had to say about pricing competitive dynamics in the industry just that the middle market players being pretty price competitive especially at retail. So I’m curious how you’re seeing pricing evolve? And then also does this added scale or combination give you anything— any more power from a pricing perspective?

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Right, Amanda this is Mark. We talk about pricing kind of every quarter since I can remember. And pricing in this marketplace has always been the same. And from a PBM standpoint, you need two things to deliver good price, you need scale and you need scale. And so you don’t win these large national health plans the way that Catalyst has or the way that we have in the last 6 and 12 months. Unless you can compete on price with the best players in the market, it just doesn’t happen. And so I think the results speak for themselves in that regard. And what we’re doing with this combination is we’re taking some proven skills on both sides of the ledger and then we’re adding the combined scale of those businesses. And so the goal here is to the extent we where competitive before, competing for very large opportunities, we will be more competitive tomorrow competing for similar opportunities. And it’s that simple, that’s our strategy to take that asset to the market.

Amanda Murphy - William Blair & Company - Analyst

Okay. Actually I just had one more question, what are you thinking from the an FTC standpoint? Are you anticipating a second request or do you expect it to close it out further scrutiny?

Jeff Park - SXC Health Solution Corp. - CFO

Amanda, this is Jeff. Obviously it’s hard for us to speak for the regulators. But we feel confident with the complementary fit of our two organizations and really our ability to provide members the best level of service they deserve. And to continue to provide the market with a strong alternative. It’s hard again to estimate what the FTC, so I don’t put myself in that position, but clearly with the merger that has occurred, we feel very confident with where we sit today.

Amanda Murphy - William Blair & Company - Analyst

Okay thanks, guys.

Operator

Michael Baker with Raymond James.

Michael Baker - Raymond James & Associates - Analyst

Yes, thanks. In terms of the Medicare part D approach, it sounds like there were some different differences there. I was wondering, Mark if you could give us a sense of, and David also, I know that you had applied to CMS for approval, just trying to get some sense around that as well as relatedly focus in on the larger employers segment of the market.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

Sure, Michael. Let me address your Medicare part D question first. This is a segment that we’re very excited about in terms of the coming together of our businesses. First of all, you know that as a back office provider, we have a very strong position in the market providing Medicare part D services to some of the largest and most prestigious health plans in the country in that respect. And— I mean that’s been pretty well discussed and chronicled. I see the Medicare part D space as a growing whether it’s PDP or MAPD type plans. And obviously, we’re a CMS approved PDP here without a product that we take directly to the market. So building out a full scale [egg whip] offering and all the requisite offerings on the Medicare part D side is something we’ve been hard after and built out a dedicated organization to do it.

On David’s side of the ledger, this is actually a skill set that they’ve developed over the last 12 to 18 months and really beefed up their capabilities in this segment as well. And by the way, they have a number of very large Medicare part D clients. So I see our muscle when we combine in Medicare part D as growing pretty substantially. I like our chances relative to competing for new opportunities in the MAPD and PDP space in the open market.

Secondly, you asked about large accounts and large employers. We’re seeing more large employers come to market than we ever have before. And this is back to the thesis of they’re looking at and wanting to look at alternatives. If for no other reason than just to validate what they’ve got. But the fact is, large employers are coming out to bid. We’re seeing them today more than we ever have in the past. And I know that as David just said on his RFP pipeline, he’s busy as well. So we like our positioning to compete for large business.

Michael Baker - Raymond James & Associates - Analyst

And then I was wondering if David be willing to update us on expected approval?

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

Expected approval of what?

Michael Baker - Raymond James & Associates - Analyst

Of the part D— he had the CMS approval?

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

So that would be this year we’d expect approval. But as you think about how these two organizations complement each other, I mean clearly that would be a terrific fit for us and then that would be a redundancy essentially that we would essentially not need and create additional value for shareholders.

Michael Baker - Raymond James & Associates - Analyst

All right, thank you.

David Blair - Catalyst Health Solutions, Inc. - Chairman of the Board, CEO

Sure.

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

Operator

Andrew Schenker with Morgan Stanley.

Andrew Schenker - Morgan Stanley - Analyst

Great, good morning, everyone. Just real quick following up on a few past questions, you clearly highlighted specialty an opportunity. But I just want to make sure to understand, does SXC currently have the capacity in-house to bring in Catalyst’s business? And are there any contracts with providers on Catalyst’s front that would prevent SXC from bringing in that business in the near term?

Jeff Park - SXC Health Solution Corp. - CFO

Sure Andrew this is Jeff. Catalyst doesn’t have its own pharmacy fulfillment, but they have used multiple partners to do those services, not dissimilar to most PBMs. They have multiple providers of specialty. That’s really one of the areas inside of specialty in aggregate is to consolidate and to show clients how you can serve their members better, you can drive better clinical outcomes, you can integrate it to how they see their medical offering if you’re a health plan and how you can save them money. So we look at this as really an opportunity to augment and add to the specialty footprint that Catalyst has been building and see it as a great growth opportunity candidly for our combined businesses.

Mark Thierer - SXC Health Solutions Corp. - Chairman of the Board, CEO

The other thing that I’ll add Michael from a capacity standpoint, is we have 14 specialty facilities and a lot of running room. We have a single system operating platform that we’re going to leverage. And we’re making bets in specialty. And the fact that Catalyst manages a very large specialty spend on behalf of their clients, that is an opportunity.

Andrew Schenker - Morgan Stanley - Analyst

All right, great. And are there any contractual (technical difficulties).

Operator

Tom Liston with Versant Partners.

Tom Liston - Versant Partners - Analyst

Good morning, thanks for taking my call. Just, you talk a lot about the synergies, Jeff, but can you comment on with the $40 million or $45 million in costs, you must have a fairly good allocation of where that’s going. Can you give us a high level view on, you gave us a timing, but the timing relating to tech and people and facilities and cost of good and how much of the synergies are roughly related to each? (technical difficulties).

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APRIL 18, 2012 / 12:30PM, CHSI - Catalyst Health Solutions Inc. and SXC Health Solutions Corp. to Discuss Definitive Merger Agreement Conference Call

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